UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
January 9, 2006

PINNACLE AIRLINES CORP.

(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation or organization)	File Number)	Identification No.)
Delaware	001-31898	03-0376558

(Address of principal executive offices)	(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN	38132

Registrant’s telephone number, including area code
(901) 348-4100

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURE

Item 8.01 Other Events
On January 9, 2006, Pinnacle Airlines Corp. (“Pinnacle”) submitted its response to the Northwest Airlines, Inc. (“Northwest”) request for proposal (“RFP”) announced on December 9, 2005. In the RFP, Northwest requested Pinnacle and others to submit proposals to operate up to 126 regional jets with capacity levels up to 76 seats. Pinnacle’s response to the RFP addressed its current Airline Services Agreement with Northwest to operate CRJ-200 aircraft, as well as Pinnacle’s potential operation of new aircraft for Northwest with seating capacities up to 76 seats.
Also, on January 12, 2006, the United States Bankruptcy Court for the District of Minnesota entered an Order confirming that Mesaba Aviation, Inc. (“Mesaba”) had rejected its sublease agreements with Pinnacle for 11 Saab Turboprop aircraft and two spare engines. Pursuant to the order, Mesaba is in the process of returning the aircraft and spare engines to Pinnacle. Pinnacle is evaluating all options to minimize financial losses associated with these returned aircraft, including asserting claims against Mesaba and Northwest, and the renting of the aircraft to other operators.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP. (Registrant)
By:	/s/ Peter D. Hunt
Peter D. Hunt
Vice President and Chief Financial Officer

January 13, 2006